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                                                                    EXHIBIT XIII


                         PLEDGE AND SECURITY AGREEMENT

     This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of December 5, 1997, between PRIME GROUP VI, L.P., an Illinois limited partnership ("Pledgor"), and OCH-ZIFF CAPITAL MANAGEMENT, L.P., a Delaware limited partnership ("Secured Party").

     WHEREAS: Pursuant to a Note Purchase Agreement, dated as of the date hereof (as amended from time to time, the "Purchase Agreement"), between Pledgor and Secured Party, Secured Party has agreed to purchase a promissory note (the "Note") from Pledgor in the form of Exhibit A to the Purchase Agreement, on the terms and subject to the conditions set forth in the Purchase Agreement;

     WHEREAS: Secured Party's obligation to purchase the Note is subject, among other conditions, to its receipt of this Agreement, duly executed by Pledgor.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Pledgor hereby agrees with Secured Party as follows:

1.   DEFINITIONS.

     As used herein, in addition to capitalized terms defined in the recitals above and in the Note, the following capitalized terms have the following meanings:

     (a) "Cash Equivalents" shall mean: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within ninety (90) days after the date of acquisition thereof; and (ii) commercial paper maturing no more than ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Bank).

     (b) "Collateral" has the meaning ascribed thereto in Section 2.1.

     (c) "Equity Security" means, as of any date, a security that meets each of the following criteria: (A) such security is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ NMS, on such date, (B) such security has a current Value in excess of $5.00 on such date, (C) such security has not been, and no other securities of the same issuer have been, suspended from trading in the year prior to such date

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by a regulatory agency, and (D) no restrictions or control issues of any kind limit the salability of such security; provided, that Secured Party may, upon ten (10) business days' notice to Pledgor inform Pledgor that any such security shall, as of the first business day following such 10-day period, no longer be eligible as Collateral.

     (d) "Initial Pledged Shares" has the meaning ascribed thereto in Section 2.1(i).

     (e) "Investment Grade Securities" means U.S. Dollar debt securities of corporate issuers domiciled in the United States and having a long-term debt rating of at least A (or its equivalent) from Standard and Poor's Corporation or Moody's Investors Service, Inc., and not listed in Credit Watch published by Standard & Poor's Corporation.

     (f) "Minimum Required Amount" means one hundred and twenty-five percent (125%) of the outstanding and unpaid principal amount of the Note at any time.

     (g) "Maximum Required Amount" means one hundred and fifty percent (150%) of the outstanding and unpaid principal amount of the Note at any time.

     (h) "Obligations" has the meaning ascribed thereto in Section 2.1.

     (i) "Pledged Shares" has the meaning ascribed thereto in Section 2.1(ii).

     (j) "Securities Act" means the Securities Act of 1933, as amended.

     (k) "Target Amount" means one hundred and twenty-five percent (125%) of the outstanding and unpaid principal amount of the Note at any time.

     (l) "Value" has the meaning ascribed thereto in the Purchase Agreement.

     Terms defined in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

2.   GRANT OF SECURITY INTEREST.

     2.1 Pledge and Grant of Security Interest. For value received, and to induce Secured Party to enter into the Purchase Agreement, Pledgor hereby pledges and grants to Secured Party, as security for all present and future obligations and liabilities of Pledgor to Secured Party, whether due or to become due, secured or unsecured, absolute or contingent, arising under the Purchase Agreement or other Transaction Documents (as defined in the Purchase Agreement) (collectively, the "Obligations"), a continuing security interest in all of Pledgor's right, title and interest in the following, whether now existing or from time to time hereafter acquired (collectively, the "Collateral"):

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     (i) 1,370,000 shares of BLCI Stock; (the "Initial Pledged Shares"), and the
certificates representing the same;

     (ii) such additional shares of BLCI Stock, Cash, Cash Equivalents or Investment Grade Securities that may be delivered to Secured Party hereunder from time to time as collateral for the Obligations (collectively with the Initial Pledged Shares, the "Pledged Shares"), and certificates or instruments representing the same, all of which Pledgor shall be entitled to deliver to Secured Party at any time;

     (iii) such Equity Securities as Pledgor has proposed in writing to deliver as collateral for the Obligations, and which Secured Party has agreed in its sole discretion to accept as such, that may be delivered to Secured Party hereunder from time to time as collateral for the Obligations;

     (iv) all dividends, interests, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral; and

     (v) all proceeds of the foregoing.

     2.2 Delivery of Collateral. (a) On the date hereof, Pledgor has delivered
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to Secured Party unlegended certificates representing the Initial Pledged
Shares, together with duly executed instruments of assignment in blank, with signatures appropriately guaranteed.

     (b) Pledgor is required under the Purchase Agreement to maintain pledged with Secured Party such number of Pledged Shares or other Collateral as is required so that the aggregate Value of the Collateral is not less than the Minimum Required Amount at any time. To facilitate compliance with such obligation, Secured Party shall calculate the Value of the Collateral, and notify Pledgor thereof on a daily basis; provided, that for purposes of such calculation the "Value" of the Pledged Shares on any date shall be the average of the Closing Bid Prices therefor on the prior five (5) Trading Days. If on any date the Value of the Collateral is less than the Minimum Required Amount, Secured Party shall so notify Pledgor and Pledgor shall deliver and pledge, within five (5) business days thereof, such additional Pledged Shares or other Collateral as is necessary so that the Value of the Collateral pledged to or otherwise under the control of Secured Party is not less than the Target
Amount, as computed on the date of, and after giving effect to, such delivery and pledge.

     (c) All further deliveries of Collateral hereunder shall be made to, and held under the control of, Secured Party. Pledged Shares shall be evidenced by physical certificates, which shall be delivered to Secured Party without restrictive legends and free from restriction of any kind (other than restrictions that may arise under securities laws due to Pledgor's relationship to BLCI). Cash, Cash Equivalents and Equity Securities shall be delivered to an account under the control of Secured Party, free from restriction of any kind. On delivery, all Pledged Shares shall be in suitable form for transfer by delivery or shall be accompanied by duly

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executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Secured Party. A11 other property comprising part of the Collateral (including Pledged Shares on deposit with a clearing corporation) shall be accompanied by proper instruments of transfer or assignment duly executed by Pledgor and such other instruments or documents as Secured Party may reasonably request. Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations which new certificate shall represent, together with any remaining initial or other replacement certificates then outstanding, the same aggregate number of shares constituting the Collateral.

     2.3  Voting Rights Prior to Default. Unless and until Secured Party shall
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otherwise notify Pledgor after a Mandatory Redemption Event has occurred and is continuing, Pledgor may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof; provided, that Pledgor shall not exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (i) to impair any Collateral, the security interest granted to Secured Party therein, the first priority of such security interest or Secured Party's rights and remedies hereunder with respect to any Collateral or (ii) to breach or violate any representation, warranty or covenant under the Purchase Agreement or any other Transaction Document in any material way or (iii) otherwise inconsistent with the terms of this Agreement and the other Transaction Documents in any material way.

     2.4  Dividends Etc. Prior to Default. Unless and until Secured Party shall
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otherwise notify Pledgor after a Mandatory Redemption Event has occurred and is continuing, Pledgor may receive and retain all dividends and interest permitted by the Purchase Agreement to be paid in cash in respect of the Pledged Shares or other Collateral, except for any such dividends and interest and interest paid in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus. Pledgor shall promptly deliver to Secured Party to hold as Collateral all dividends which Pledgor is not entitled to receive and retain pursuant to the preceding sentence, in the same form as so received (with any necessary endorsement), and, until so delivered, shall hold such dividends and interest in trust for the benefit of Secured Party, segregated from the other property or funds of Pledgor.

     2.5  Release of Collateral on Exchange. (a) On receipt of a duly executed
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Exchange Notice, and provided that the Exchange Conditions are satisfied at such time, Secured Party shall be entitled to instruct the Transfer Agent to re-register into the name of Secured Party or its designee by the Delivery Date the number of Exchange Shares specified in such Exchange Notice. In the event that any of the Exchange Conditions shall not be met as of any Delivery Date, Secured Party shall give prompt notice thereof to the Company.

     (b) If any Exchange would create a fractional Exchange Share, such fractional Exchange Share shall be disregarded and the number of Exchange Shares to be delivered on such

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Exchange, in the aggregate, shall be the next higher number of Exchange Shares;
provided, that in any such case of fractional Exchange Share adjustment, the principal outstanding under the Note shall be further automatically reduced, at the Exchange Price, to reflect delivery of the balance of the fractional Exchange Share.

     (c) Secured Party shall maintain records showing the number of shares of BLCI Stock delivered on each Exchange Date and remaining as Collateral thereafter, and shall transmit a copy thereof to the Company following each Exchange Date.

     2.6  Release of Excess Collateral. At any time when the Value of the
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Collateral exceeds the Maximum Required Amount, Pledgor shall be entitled to withdraw from pledge hereunder and the control of Secured Party upon written notice, free of the security interest created hereby, shares of BLCI Stock or other Collateral with a Value equal to such excess. Secured Party agrees to release and deliver such Pledged Shares or other Collateral to Pledgor in accordance with the preceding sentence.

3.   REPRESENTATIONS AND WARRANTIES.

     3.1  Representations and Warranties of Pledgor. Pledgor hereby makes the
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following representations and warranties to Secured Party, which shall be deemed repeated on each pledge and delivery of Collateral to Secured Party:

     (a) It is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Illinois, with all requisite partnership power and authority to enter into this Agreement and perform the transactions contemplated herein and in the Purchase Agreement.

     (b) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding agreement, enforceable against Pledgor, except as such enforceability may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as the enforceability of the indemnification provisions hereof may be limited under federal or state securities laws.

     (c) Its execution, delivery and performance hereof are not in contravention of any provision of its certificate of limited partnership or agreement of limited partnership or of any indenture, agreement or undertaking to which Pledgor is a party or by which Pledgor or its property are bound.

     (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

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     (e)  Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreements.

     (f) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral in favor of Secured Party, securing the payment of the Obligations.

     (g) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of the Agreement by Pledgor or
(ii) for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

     (h) There is no financing statement or security agreement which covers any of the Collateral, and no such financing statement or security agreement is now on file in any public office (other than such financing statements and security agreements, if any, of which both written notice and true and correct copies have heretofore been given by Pledgor to Secured Party).

     3.2  Representations and Warranties of Secured Party. Secured Party hereby
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makes the following representations and warranties to Pledgor:

     (a) It is a limited partnership, duly formed and validly existing the laws of the State of Delaware with full power and authority to enter into this Agreement and perform the transactions contemplated herein.

     (b) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding agreement, enforceable against it, except as such enforceability may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affected the rights of creditors generally and except as the enforceability of the indemnification provisions hereof may be limited under federal or state securities laws.

4.   COVENANTS OF PLEDGOR.

     (a) Pledgor, at Pledgor's expense, shall promptly procure, execute and deliver to Secured Party all documents, instruments and agreements and perform all acts which are necessary or which Secured Party may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the security interest granted to Secured Party therein and the first priority of such security interest, or to enable Secured Party to exercise and enforce its

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rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, Pledgor shall (i) procure, execute and deliver to Secured Party all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Secured Party, (ii) deliver to Secured Party promptly on receipt the original certificates for all Pledged Shares and all certificates, instruments and other writings otherwise evidencing the Collateral, and (iii) cause the security interest of Secured Party to be recorded or registered in the books of any financial intermediary or clearing corporation requested by Secured Party, all as may be necessary to establish, maintain, preserve, protect and perfect the Collateral, the security interest granted to Secured Party therein and the first priority of such security interest, or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     (b) Pledgor shall pay promptly when due all taxes and other governmental charges, all liens or encumbrances of any kind, and all other charges, now or hereafter imposed on, relating to or affecting any Collateral.

     (c) On demand by Secured Party after the occurrence and during the continuance of any Mandatory Redemption Event, Pledgor shall deposit, or cause to be deposited, all remittances, checks and other funds (in whatever form) received with respect to the Collateral.

     (d) Pledgor shall appear in and defend any action or proceeding which may affect its title to or Secured Party's security interest in the Collateral if an adverse decision is reasonably likely to have a material adverse effect thereon.

     (e) Pledgor shall not surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted in the Purchase Agreement, and Pledgor shall keep the Collateral free of all liens or encumbrances of any kind except as contemplated by or permitted under the Purchase Agreement.

     (f) Pledgor will furnish Secured Party from time to time with such additional information and copies of such documents relating to this Agreement, the Collateral, the Obligations and Pledgor's financial condition as Secured Party may reasonably request.

5.   REMEDIES.

     5.1  Events of Default. Pledgor shall be deemed in default under this
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Agreement on the occurrence and during the continuance of any Mandatory
Redemption Event.

     5.2  Remedies. On the occurrence and during the continuance of a Mandatory
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Redemption Event, Secured Party may declare the Obligations to be due and payable as specified in Section 5.1 of the Note, whereon the same shall become forthwith due and payable, without

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presentment, demand, protest or other notice of any kind (except in the case of notice which is expressly required to be given hereunder or under the other Transaction Documents), all of which are hereby waived by Pledgor to the extent permitted by applicable law, and in the event Pledgor fails to make payment as required by the Note, Secured Party may exercise all the rights, powers and remedies vested in it (whether by this Agreement or any other Transaction Document or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, the following rights, which Pledgor hereby agrees to be commercially reasonable:

     (i) to receive directly all amounts payable in respect of the Collateral;

     (ii) to transfer all or any part of the Pledged Shares or other Collateral into the name of Secured Party or its nominee(s) or designee(s);

     (iii) to vote all or any part of the Pledged Shares (whether or not transferred into the name of Secured Party) and give all consents, waivers and ratifications in respect of the Collateral, and otherwise act with respect thereto as though it were the outright owner thereof; provided, that Secured Party shall first have given written notice of its intent to vote such Pledged Shares in order to obtain such right; and

     (iv) at any time or from time to time, to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell (or of the time or place of sale or adjournment thereof) or to redeem or otherwise (all of which are, to the extent permitted by applicable law, hereby waived by Pledgor), for cash or credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Secured Party in its absolute discretion may determine. Pledgor hereby waives and releases to the fullest extent permitted by applicable law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. To the fullest extent permitted by applicable law, Secured Party shall not be liable for failure to collect or realize on any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

     5.3  Sale. Secured Party shall not be obligated to make any sale of
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Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time and such sale may be made at the time and place to which it was so adjourned. Pledgor agrees that to the extent notice of any such sale or an adjournment thereof is required by law (notwithstanding the waiver of such notice herein) and the applicable statutes do not specify the minimum notice period required, Secured Party need not give more than five (5) business days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

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     5.4  Voting Rights and Dividends. On the occurrence and during the
          ---------------------------
continuance of a Mandatory Redemption Event, Pledgor's rights to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.3, and to receive dividends and other payments which it would otherwise be authorized to receive and retain pursuant to Section 2.4, shall cease on notice from Secured Party, and all such rights shall thereon become vested in Secured Party which shall have the sole right (but not the obligation) to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

     5.5  Securities Laws. (a) Pledgor acknowledges and recognizes that Secured
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Party may be unable to effect a public sale of all or a part of the Pledged
Shares and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales. Pledgor agrees that the conduct of such private sales so as to avoid the violation of any applicable law shall not in and of itself result in such sale being deemed not to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any Pledged Shares to permit the issuer thereof to register it for public sale under the Securities Act or under any state securities law.

     (b) On the occurrence of a Mandatory Redemption Date, if Secured Party desires to sell any Pledged Shares at a public or private sale, and in connection with such sale, in the reasonable opinion of Secured Party, (I) no exemption from the registration provisions of the Securities Act is available, and (II) resales of the Pledged Shares may not at such time be made under the registration statement pursuant to the Registration Rights Agreement, Pledgor will, on the written request of Secured Party, at Pledgor's own expense:

          (i) use its best efforts to cause such Pledged Shares to be registered under the provisions of the Securities Act (whether or not Form S-3 is available therefor), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

          (ii) indemnify, defend and hold harmless Secured Party and any underwriter from and against all losses, liability, expenses, costs, fees and disbursements of counsel (including, without limitation, a reasonable estimate of the cost to Secured Party of legal counsel), and claims (including the costs of investigation) which they may incur insofar as such loss, liability, expense or claim arises out of or is based on any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any

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     notification or offering circular, or arises out of or is based on any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based on information furnished in writing to Pledgor or BLCI by Secured Party expressly for use therein;

          (iii) use its best efforts to qualify such Pledged Shares under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Pledged Shares, as requested by Secured Party;

          (iv) use its best efforts to cause BLCI to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

          (v) bear all costs and expenses of carrying out their obligations under this Section 5.5; and

          (vi) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of Pledged Shares or any part thereof valid and binding and in compliance with all applicable law.

Nothing in this subsection 5.5(b) shall in any way alter the rights of Secured Party under subsection 5.5(a) above. Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this
Section 5.5 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.5 may be specifically enforced.

     5.6  Appointment of Attorney-in-Fact. Pledgor hereby irrevocably appoints
          -------------------------------
Secured Party, effective on a Mandatory Redemption Date (for so long as such Mandatory Redemption Event is continuing), as its attorney-in-fact, with full power of substitution, and agrees that Secured Party or such substituted attorney-in-fact may perform (but shall not be obligated to and shall incur no liability to Pledgor or any third party for failure so to do) any act which Pledgor is obligated by this Agreement to perform, and to exercise such rights and powers as Pledgor might exercise with respect to the Collateral, including, without limitation, the right to (i) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (ii) enter into any extension reorganization deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (iii) insure, process, preserve and enforce the Collateral; (iv) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (v) pay any indebtedness of Pledgor relating to the Collateral, and
(vi) execute financing statements and other documents, instruments and agreements required hereunder.

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     5.7  Application of Proceeds. In the event Secured Party sells or otherwise
          -----------------------
disposes of the Collateral in the course of exercising the remedies provided for in Section 5, any amounts held, realized or received by Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Secured Party (i) first toward the payment of any costs and expenses actually incurred by Secured Party in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any guaranty thereof, including, without limitation, actual attorneys' fees and expenses incurred by Secured
Party (all of which costs and expenses are within the Obligations and secured by the Collateral), and (ii) then between interest and principal as Secured Party may elect. Any amounts and any Collateral remaining after such application and after payment to Secured Party of all of the Obligations in full shall be paid or delivered to Pledgor, its successor or assigns, or as a court of competent jurisdiction may direct.

     5.8  Standard of Care. Secured Party shall be deemed to have exercised
          ----------------
reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.


6.  MISCELLANEOUS.

     6.1  Termination. This Agreement and the security interest created
          -----------
hereunder shall terminate when all the Obligations have been indefeasibly paid in full, at which time Secured Party shall execute and deliver to Pledgor all documents which Pledgor shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by Secured Party to Pledgor; provided, that all indemnities of Pledgor contained in this Agreement shall survive and remain in full force and effect regardless of the termination of the security interest or this Agreement.

     6.2  Fees and Expenses. Pledgor agrees to pay promptly following written
          -----------------
demand all out-of-pocket expenses (including the reasonable fees and expenses of Secured Party's counsel, experts and agents) in any way relating to (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization on, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or
(iv) the failure by Pledgor to perform or observe any of the provisions hereof, and Pledgor further agrees that the Collateral secures its obligation to make any such payment.

     6.3  Indemnity. Pledgor shall indemnify Secured Party from and against any
          ---------
and all claims, losses and liabilities growing out of or resulting from this Agreement (including,

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without limitation, enforcement of the Purchase Agreement or this Agreement and all claims and demands of all persons at any time claiming the Collateral or any interest therein), except claims, losses or liabilities resulting from Secured Party's gross negligence or willful misconduct, as the case may be.

     6.4  Notices. All notices, communications and instructions required or
          -------
desired to be given under this Agreement shall be in writing and shall be deemed to given when delivered personally or by verifiable facsimile transmission (with a hard copy to follow by nationally recognized air courier) or on the next business day after timely delivery to a nationally recognized overnight courier, guarantying next day delivery, delivery charges prepaid, or sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

          If to the Pledgor:

          Prime Group VI, L.P.
          c/o The Prime Group, Inc.
          77 West Wacker Drive, Suite 3900
          Chicago, Illinois 60601
          Attn: Michael W. Reschke

          Tel: 312-917-4201
          Fax: 312-917-1511

          with a copy to:

          The Prime Group, Inc.
          77 West Wacker Drive, Suite 3900
          Chicago, Illinois 60601
          Attn: Robert J. Rudnik, Esq.

          Tel: 312-917-4234
          Fax: 312-917-1684

          with a copy to:

          Winston & Strawn
          35 West Wacker Drive
          Chicago, Illinois 60601
          Attn: Wayne D. Boberg, Esq.

          Tel: 312-538-5600
          Fax: 312-558-5700

          If to Secured Party:

          Och-Ziff Capital Management, L.P.
          153 East 53rd Street, 43rd Floor
          New York, New York 10022
          Attn: Joel Frank, Chief Financial Officer

          Tel: 212-292-5956
          Fax: 212-292-5950

or to such other address as shall be designated by a party writing to the others.

     6.5  Survival; Severability. The representations, warranties, covenants and
          ----------------------
indemnities made by the parties herein shall survive the execution and delivery hereof notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

     6.6  Successors and Assigns. The terms and conditions of this Agreement
          ----------------------
shall inure to the benefit of and be binding on the respective successors and assigns of the parties; provided, that Pledgor shall not assign its right or obligations hereunder without the prior written consent of Secured Party. Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Secured Party may assign its rights hereunder, in connection with any private sale or transfer of the Note, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Secured Party" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

     6.7  Injunctive Relief. The Company acknowledges that a breach by it of its
          -----------------
obligations hereunder may cause irreparable harm to Secured Party and that the remedy or remedies at law for any such breach may be inadequate and agrees, in the event of any such breach, in addition to all other available remedies. Secured Party shall have the right to obtain equitable relief to enforce this Agreement to the extent such relief is available.

     6.8  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, and all of which shall together constitute but one and the same instrument.

     6.9  Entire Agreement; Amendments. This Agreement, the Note and the other
          ----------------------------
Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Secured Party, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

     6.10  Governing Law; Consent to Jurisdiction. (a) This Agreement shall be
           --------------------------------------
governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the choice of law provisions thereof, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     (b) Pledgor hereby irrevocably agrees that, subject to Secured Party's sole and absolute election, all actions or proceedings which in any manner arise out of or in connection with or are in any way related to this Agreement or the other Transaction Documents shall be litigated in courts having situs within the County of New York, State of New York, and Pledgor hereby consents to the jurisdiction of any state or federal court located with the County of New York, State of New York. Pledgor hereby waives any right it may have to transfer or change the venue of any litigation between grantor and purchaser in accordance with this paragraph.

     6.11  Waiver of Jury Trial. EACH OF PLEDGOR AND SECURED PARTY HEREBY
           --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY in any action or proceeding which in any manner arises out of or in connection with or is in any way related to this agreement or any of the transactions contemplated herein. The provisions of this Section 6.11 are a material inducement for Secured Party entering into this Agreement and the transactions contemplated herein. Pledgor hereby acknowledges that it has reviewed the provisions of this Section 6.11 with its independent counsel.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                       PLEDGOR:


                                       PRIME GROUP VI, L.P.
                                       By: PGLP, Inc.
                                           its Managing General Partner

                                       By: /s/ SIGNATURE ILLEGIBLE
                                           -----------------------------------
                                       Name: Jeffrey A. Patterson
                                       Title: Vice President


                                       SECURED PARTY:

                                       OCH-ZIFF CAPITAL MANAGEMENT, L.P.
                                       By: OCH-ZIFF ASSOCIATES, L.L.C.,
                                           its General Partner

                                       By: /s/ DANIEL S. OCH
                                           -----------------------------------
                                       Name: Daniel S. Och
                                       Title: Managing Member